UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 8, 2019

BUNGE LIMITED
(Exact Name of Registrant as Specified in its Charter)

Bermuda
(State of Incorporation)

001-16625	98-0231912
(Commission File Number)	(IRS Employer Identification Number)

50 Main Street
White Plains, New York	10606
(Address of principal executive offices)	(Zip Code)

(914) 684-2800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	BG	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Operating Model and Business Leadership Structure

On May 8, 2019, in connection with the announcement of a new global operating model, Bunge Limited (the “Company”) announced a new business leadership structure resulting in the following changes affecting the Company’s named executive officers:

Mr. Raul Padilla, President, South America and Sugar & Bioenergy, was appointed President, Global Operations, effective May 8, 2019. In this role, he will manage all physical handling and processing assets, with particular focus on the Company’s processing value chains, including Milling. He will also continue to lead the Company’s Sugar & Bioenergy operations.

Mr. Gordon Hardie, President, Food and Ingredients, is stepping down from his current position, effective May 8, 2019, and will leave the Company in 2019 after a transition period. In connection with Mr. Hardie’s separation from the Company, he will be entitled to receive the severance compensation and benefits provided under his employment offer letter, dated June 14, 2011 (which was previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed on August 9, 2011).

A copy of the press release announcing the new operating model and leadership changes described above is attached hereto as Exhibit 99.1.

Appointment of Chief Financial Officer

On May 8, 2019, the Company also announced that John W. Neppl has been appointed Executive Vice President, Chief Financial Officer of the Company, effective May 29, 2019.

Mr. Neppl will succeed Thomas M. Boehlert, who has served in the position since 2017. Mr. Boehlert will remain with the Company for a transition period following the effective date of Mr. Neppl’s appointment. In connection with Mr. Boehlert’s separation from the Company, he will be entitled to receive the severance compensation and benefits provided under his employment offer letter, dated December 7, 2016 (which was previously filed as an exhibit to the Company’s Annual Report on Form 10-K filed on February 28, 2017) and vesting of equity awards in accordance with the terms of the applicable award agreements.

Mr. Neppl joins the Company from Green Plains Inc., where he has served as Chief Financial Officer since 2017. Green Plains is a diversified commodity processing business with operations related to ethanol production, grain handling and storage, cattle feeding, and commodity marketing and logistics services. Prior to Green Plains, Mr. Neppl was a partner at Flatwater Partners from 2016 to 2017. Prior to that, he served as Chief Financial Officer of The Gavilon Group, LLC from 2008 to 2016 and previously held senior financial roles at ConAgra Foods, Inc.

Mr. Neppl has entered into an employment offer letter with the Company which provides for the following compensation arrangements: (i) initial base salary of $700,000, subject to periodic review and adjustment in accordance with the Company’s policies and practices; (ii) target cash bonus opportunity under the Company’s annual incentive program of 100% of his base salary, prorated for 2019, with a maximum opportunity of 240% of the target opportunity, payable at the discretion of the Compensation Committee of the Board and subject to the achievement of the applicable performance goals and objectives; and (iii) he will be eligible to participate in the Company’s long-term equity incentive program and receive an initial long-term incentive award with a fair market value of $2,000,000 under the program in March 2020. Mr. Neppl will also participate in the Company’s employee benefit and retirement programs for similarly situated senior executives, as further described in the Company’s 2019 Proxy Statement.

In connection with joining the Company, Mr. Neppl will also receive (i) a one-time grant of 9,000 performance-based restricted stock units which will vest based on the achievement of specified Company performance goals and objectives following the completion of a performance period ending December 31, 2021, on substantially similar terms as the performance-based restricted stock units previously granted to executive officers of the Company for the performance period; (ii) a one-time equity award of 14,000 restricted stock units vesting in three equal annual installments beginning on June 1, 2020; (iii) a one-time signing bonus of $500,000; provided, that if Mr. Neppl resigns his employment or the Company terminates his employment for “Cause” (as defined in the employment offer letter) prior to May 29, 2021, he will repay the Company a pro rata amount based on the number of months worked during the first 24 months; and (iv) relocation benefits, including payment or reimbursement of temporary accommodation expenses.

If Mr. Neppl is involuntarily terminated without Cause or resigns for Good Reason (as defined in the employment offer letter), subject to the execution of a general release, he will be eligible to receive a (i) lump sum payment equal to one year of his then current base salary, plus his target annual incentive award and (ii) a pro rata payment of his annual incentive award for the year of termination based on the actual results achieved for the performance period. Additionally, if he is involuntarily terminated without Cause or resigns for Good Reason on or before the second anniversary of a change of control of the Company, he will be entitled to receive a lump sum payment equal to (i) 24 months of his then current base salary and (ii) two times his annual target bonus for the year in which the termination occurs. Additionally, he will be entitled to accelerated vesting of all outstanding equity awards, with unvested performance-based awards vesting pro rata (based on his employment during the relevant performance period) at the greater of (i) actual performance attained or (ii) target levels with respect to performance goals and other vesting criteria. Mr. Neppl will be subject to the Company’s standard non-competition, non-solicitation and confidentiality covenants.

There are no family relationships between Mr. Neppl and any director or executive officer of the Company or any transactions in which Mr. Neppl has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The description of Mr. Neppl's compensation arrangements contained herein is qualified in its entirety by reference to the full text of the employment offer letter between him and the Company, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2019. A copy of the press release announcing Mr. Neppl’s appointment was furnished as Exhibit 99.1 to a separate Current Report on Form 8-K filed with the SEC on May 8, 2019.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit

99.1	Press Release issued by Bunge Limited on May 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUNGE LIMITED

Dated: May 8, 2019	By:	/s/ Carla L. Heiss
Name: Carla L. Heiss
Title: Deputy General Counsel and Secretary